UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2013

ZIPREALTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300 Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

As reported on a Form 8-K filed on June 5, 2013, ZipRealty, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 30, 2013, at which time the Company requested that its stockholders approve, by non-binding vote, a frequency for the holding of future stockholder advisory votes on executive compensation (also known as a “say on frequency” vote). The voting results on this proposal were as follows:

3 years: 6,276,889

2 years: 131,816

1 year: 6,680,559

Abstained: 44,770

Broker non-votes: 4,983,825

The Company’s Board of Directors (the “Board”) has since discussed the voting results on this proposal. The Board noted the tightness of the results: Of the shares entitled to vote on this proposal, only a bare majority – less than 51% – were voted in favor of a frequency of one year, and 48% were voted in favor of the frequency of three years preferred by the Board. The Board also noted that 28% of the shares present were not entitled to vote because they were broker non-votes and, had they been entitled to vote, those votes could have changed the results in such a tight contest. In addition, the Board considered the stockholders’ overwhelming support for the Company’s executive compensation program: At the Annual Meeting of Stockholders, over 99% of the shares entitled to vote were voted in favor of the Company’s compensation of its named executive officers as described in its proxy statement (also known as a “say on pay” vote).

While the Board believes that the views of the Company’s stockholders are important, given the close split between the frequencies of three years and one year, and the stockholders’ overwhelming support for the Company’s executive compensation program, the Board has determined to follow its strong preference to include a stockholder advisory vote on executive compensation in its proxy materials every three years until the next required “say on frequency” vote. As stated in the Company’s proxy materials for the meeting, the Board’s preference for this frequency is based on the following factors:

“The Compensation Committee typically conducts a full review of executive compensation every three years, except when executive salaries have been frozen due to financial performance or macroeconomic conditions. Our Compensation Committee believes that this review cycle permits a meaningful evaluation of our performance against our compensation practices, because adjustments in pay practices take time to implement and to be reflected in our financial performance and in the price of our common stock.

The Board of Directors believes that providing our stockholders with a say-on-pay vote every three years is consistent with the review cycle adopted by the Compensation Committee. If a say-on-pay vote were held more frequently, it would not permit stockholders to evaluate our long-term performance against our compensation practices. Focusing on executive compensation over a shorter period would focus on short-term results rather than long-term value creation, which would be inconsistent with our compensation philosophy, and it could be detrimental to us, our employees and our financial results. Also, a say-on-pay vote every three years would allow us adequate time to compile meaningful input from stockholders on our pay practices and respond appropriately. This response would be more difficult to accomplish on a shorter basis, and the Board of Directors believes that both we and our stockholders would benefit from having more time for a thoughtful and constructive dialogue on why particular pay practices are appropriate for us.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated:	September 6, 2013	By:	/s/ Samantha E. Harnett
Samantha E. Harnett
Senior Vice President of Business Development, General Counsel and Secretary